UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 6, 2023
F&G Annuities & Life, Inc.
(Exact Name of Registrant as Specified in its Charter)
001-41490
(Commission File Number)

Delaware	85-2487422
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)
801 Grand Avenue, Suite 2600
Des Moines, Iowa 50309
(Address of Principal Executive Offices)
(515) 330-3340
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
F&G Common Stock, $0.001 par value	FG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.
7.950% Senior Notes due 2053
On December 6, 2023, F&G Annuities & Life, Inc., a Delaware corporation (“F&G”), completed the public offering of $345 million aggregate principal amount of its 7.950% Senior Notes due 2053 (the “Notes”). The Notes were offered and sold pursuant to registration statements on Form S-1 (File No. 333-275750 and File No. 333-275783), filed with the Securities and Exchange Commission (the “SEC”). The Notes are guaranteed on an unsecured, unsubordinated basis by each of F&G’s subsidiaries that are guarantors of F&G’s obligations under its existing credit agreement (the “Guarantors”). F&G intends to use the net proceeds from the offering to repay borrowings under its revolving credit facility and for general corporate purposes, including the support of organic growth opportunities.
The Notes are expected to be listed on the New York Stock Exchange under the symbol “FGN.”
In connection with the offering of the Notes, F&G entered into an underwriting agreement, dated November 29, 2023, among F&G, the Guarantors and Wells Fargo Securities, LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and UBS Securities LLC, as representatives of the several underwriters named therein.
Indenture
The Notes were issued pursuant to an indenture, dated as of January 13, 2023 (the “Base Indenture”), among F&G, the Guarantors and Citibank, N.A., as trustee (the “Trustee”), as supplemented by a Second Supplemental Indenture, dated as of January 26, 2023 (the “Second Supplemental Indenture”), between CF Bermuda Holdings Limited and the Trustee, and by a Third Supplemental Indenture, dated as of December 6, 2023 (the “Third Supplemental Indenture” and, together with the Base Indenture and the Second Supplemental Indenture, the “Indenture”), among F&G, the Guarantors and the Trustee. The Notes are the senior unsecured, unsubordinated obligations of F&G and are fully and unconditionally guaranteed on an unsecured, unsubordinated basis by the Guarantors. The Notes will bear interest at a rate equal to 7.950% per year, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on March 15, 2024. The Notes will mature on December 15, 2053, unless earlier repurchased or redeemed.
At any time on or after December 15, 2028, F&G will have the right to redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.
The interest rate payable on the Notes will be subject to adjustment from time to time if either S&P or Fitch (or a substitute rating agency therefor) downgrades (or downgrades and subsequently upgrades) the credit ratings assigned to the Notes, under the terms of the Indenture.
Upon a Change of Control Triggering Event, as defined in the Indenture, with respect to the Notes, F&G is required, subject to certain exceptions, to offer to purchase all of the Notes then outstanding at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the purchase date.
The foregoing summaries of the Third Supplemental Indenture and the Notes in this Item 1.01 do not purport to be complete and are qualified in their entirety by reference to the full and complete texts of the Third Supplemental Indenture and the Notes, respectively, copies of which are incorporated herein by reference and attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively. The foregoing summaries of the Base Indenture and the Second Supplemental Indenture in this Item 1.01 do not purport to be complete and are qualified in their entirety by reference to the full and complete texts of the Base Indenture and the Second Supplemental Indenture, copies of which were filed with the SEC as Exhibit 4.1 to F&G’s Current Report on Form 8-K, filed on January 13, 2023 and Exhibit 4.3 to F&G’s Registration Statement on Form S-4, filed on August 10, 2023, respectively, and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Description
4.1	Third Supplemental Indenture relating to the 7.950% Senior Notes due 2053, dated as of December 6, 2023, among F&G Annuities & Life, Inc., the guarantors named therein and Citibank, N.A., as trustee.
4.2	Form of 7.950% Senior Note due 2053 (included in Exhibit 4.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F&G Annuities & Life, Inc.

Date: December 6, 2023	By:	/s/ Jodi Ahlman
Name: Jodi Ahlman
Title: General Counsel & Secretary